Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$27,158
Cash equivalents held in trust	3,205
Total investments held in trust	30,363
Cash and cash equivalents	433
Fixed-maturity securities, at fair value	2,135
Accrued investment income	204
Premiums receivable	140
Total assets	$33,275

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$202
Unearned premiums	45
Accrued ceding commission expense	16
Other liabilities	186
Total liabilities	449
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(37,054)
Total stockholder’s equity	32,826
Total liabilities and stockholder’s equity	$33,275

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2017

(in thousands)

Revenues:
Premiums earned	$134
Net investment income	29
Total revenues	163
Expenses:
Underwriting expense	24
General and administrative expenses	201
Total expenses	225
Loss before federal income taxes	(62)
Federal income tax expense	—
Net loss	$(62)